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           COINSURANCE LIFE REINSURANCE AGREEMENT (PreNeed Plans)
                                   BETWEEN
                   LINCOLN MEMORIAL LIFE INSURANCE COMPANY
                                     AND
                      EMPLOYERS REASSURANCE CORPORATION

LINCOLN MEMORIAL LIFE INSURANCE COMPANY, an insurer organized and operating under the laws of the state of Texas (hereinafter referred to as "Ceder"), and EMPLOYERS REASSURANCE CORPORATION, an insurer organized and operating under the laws of the state of Kansas (hereinafter referred to as "Reinsurer"), enter into this Reinsurance Agreement hereinafter referred to as the "Agreement") and mutually agree and covenant as follows:


                                  ARTICLE I

                                 DEFINITIONS

As used in this Agreement:

A.       Coinsurance Effective Date shall mean November 1, 2000.
         --------------------------

B.       Coinsurance Percentage shall mean 100%.
         ----------------------

C.       Net Policy Reserves means reserves established for the Policies in an
         -------------------
amount equal to the sum of the unearned premium reserve, the actuarial reserve, other premium reserves (including advance premiums and net of due and deferred premium assets) and other miscellaneous reserves and policy liabilities (including the claim liability) associated with the policies reinsured hereunder. Such Net Policy Reserves shall be computed in accordance with commonly accepted actuarial standards consistently applied and fairly stated in accordance with sound actuarial principles and practices on a statutory basis.

D.       Policies mean all Policies that are described in Exhibit A and are in
         --------
force on the


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Coinsurance Effective Date. A policy will be deemed to be in force on the
Coinsurance Effective Date if the premium thereon has been paid to or beyond the Coinsurance Effective Date or if the premium shall be paid to or beyond the Coinsurance Effective Date within the grace period permitted in the policy and by Ceder's customary practice. If, on the Coinsurance Effective Date, the premium on a policy is unpaid beyond said grace period, it will be deemed not to be in force; except that if the holder of such policy pays the premium and complies with Ceder's usual and customary reinstatement requirements and practices or those provided by applicable law, the policy will be deemed to be in force on the Coinsurance Effective Date. A policy that on the Coinsurance Effective Date is on extended term insurance status or reduced paid up status under a nonforfeiture option shall be deemed to be in force.

E.       Claim Expenses mean statutory interest payable on insurance proceeds,
         --------------
court costs, interest upon judgments and allocated investigation, adjustment and legal expenses. The term "Claim Expenses" excludes salaries paid to employees of the Ceder.


                                  ARTICLE II

                           COINSURANCE OF POLICIES

A.       General
         -------
Subject to the terms and conditions of this Agreement, Ceder hereby cedes to Reinsurer and Reinsurer hereby accepts the Coinsurance Percentage of Ceder's obligations and liabilities under the Policies as of the Coinsurance Effective Date. As of the Coinsurance Effective Date, Reinsurer agrees to be responsible for the reserves and liabilities applicable to Reinsurer's portion of the Policies.

B.       Commencement of Reinsurance Liability
         -------------------------------------


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Reinsurer shall bear and have responsibility for the payment of liabilities arising from or with respect to the Reinsurer's portion of the Policies on and after the Coinsurance Effective Date.

C.       Termination of Coinsurance
         --------------------------
The coinsurance under this Article II shall remain in full force and effect until the liabilities under the Policies have been discharged in full.

D.       Coinsurance Terms
         -----------------

         1.       Definitions

                  a.       Initial Reinsurance Premium
                  The Initial Reinsurance Premium, which is the initial consideration for this agreement shall be equal to the Net Policy Reserves less an Initial Ceding Allowance equal to fifteen million dollars ($15,000,000) on the Coinsurance Effective Date. This net amount shall be paid by Ceder to Reinsurer on the Coinsurance Effective Date. Any assets, which shall include any policy loans on business reinsured under the terms of this Agreement, transferred to Reinsurer to satisfy the amount due hereunder shall be valued at their respective market values. The market value of policy loans means their statutory book value.

                  b.       Coinsurance Premium
                  The Coinsurance Premium, for each month, shall be equal to the gross premiums collected, net of any premium refunds, on Reinsurer's portion of business reinsured hereunder.

                  c.       Coinsurance Claims


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                  The Coinsurance Claims, for each month, shall be equal to
                  Reinsurer's portion of the claims incurred and paid by Ceder during the month, on insurance policies covered hereunder net of any outstanding policy loans. Claims incurred prior to the Coinsurance Effective Date shall remain a liability of the Ceder.

                  d.       Surrenders
                  The Surrenders, for each month, shall be equal to Reinsurer's portion of the cash surrender values incurred and paid by Ceder during the month, on insurance policies covered hereunder net of any outstanding policy loans. Cash surrender values incurred prior to the Coinsurance Effective Date shall remain a liability of the Ceder.

                  e.       Premium Taxes
                  Reinsurer shall reimburse Ceder for premium taxes paid on Reinsurer's portion of the business reinsured hereunder. Premium taxes incurred prior to the Coinsurance Effective Date shall remain a liability of the Ceder.

                  f.       Expense Allowance
                  The Expense Allowance shall be equal to the amounts shown in Exhibit C.

                  g. Policyholder Dividends and Benefit Increases Reinsurer shall not participate in any Policyholder Dividends declared by Ceder nor participate in any death benefit increases unless required by law. Reinsurer shall participate in annuity account increases according to the procedure described in Exhibit B.

                  h.       Policy Loans
                  Policy loans will be reinsured and thus Reinsurer shall participate in policy loans made by Ceder.


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                  i.       Experience Rating Refund
                  An Experience Rating Refund shall be calculated according to Exhibit D.

         2.       Settlement Terms

                  a.       By Ceder:

                  Ceder will pay Reinsurer the sum of:

                           i.    the Coinsurance Premium for the month; and

                           ii. interest and principal payments received by Ceder on Policy Loans for the month.

                  b.       By Reinsurer:

                  Reinsurer will pay Ceder the sum of:

                           i. Coinsurance Claims paid by the Ceder during the month;

                           ii. Claim Expenses paid by the Ceder during the month with respect to the Policies;

                           iii.  The Expense Allowance for the month;

                           iv.   Surrenders for the month;

                           v.    Premium taxes for the month; and

                           iv.   Policy Loans made by Ceder for the month.

                  Within 10 days after the end of each month, Ceder will prepare a monthly settlement report containing at least the items delineated in Article II(D)(2). Payments, as required by this provision, shall be netted. If according to the monthly settlement report, Ceder owes Reinsurer, such amount due will accompany the settlement report. If Reinsurer owes Ceder, Reinsurer will pay Ceder the amount due within 10 days after receipt of the settlement report.


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                  Within 30 days at the end of each six month period
                  beginning from the Coinsurance Effective Date, the Reinsurer will pay the Ceder the Experience Rating Refund calculated by the Ceder according to Exhibit D if such Experience Rating Refund is positive. If the Experience Rating Refund is negative, the Experience Rating Refund shall be deferred according to Exhibit D. If according to the Experience Rating Refund calculation, Reinsurer owes Ceder, such amount due will accompany the settlement report. If there is a delayed settlement of any payment, there will be an interest penalty at the rate of 9.0% per annum applied to the amount of the delayed settlement.

E.       Segregated Asset Portfolio
         --------------------------
For the purposes of determining the Experience Rating Refund Interest Rate, the Reinsurer shall deposit sixteen million dollars ($16,000,000) in its general account, which deposit shall be segregated based on the unique investment coding assigned by the Reinsurer to this Agreement (the "Segregated Account"). All investment decisions with respect to funds deposited in the Segregated Account shall be made in accordance with the investment guidelines attached to this Agreement as Exhibit E, unless otherwise agreed upon in writing by the Ceder or its designated investment advisor and the Reinsurer. All interest, dividends or other returns on contained in the Segregated Account shall be credited to the Segregated Account net of investment expenses.

F.       Coinsurance Administration
         --------------------------
Ceder shall administer the Policies and perform all accounting.
Reporting shall be on a bulk basis. An annual listing of coinsurance in force shall be provided to Reinsurer.


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At least quarterly, a report known as the Periodic Report shall be furnished to Reinsurer detailing the reserves, experience and such other items as are required to compute the Net Policy Reserves and any other information required for the functioning of this Agreement, including those amounts referenced in Section D.2 of this article. Both the annual listing and the Periodic Report shall be in a format that is mutually agreed to by the Ceder and the Reinsurer. Ceder shall bear all expenses incurred in connection with the Policies reinsured hereunder, except as otherwise provided herein.

G.       Insolvency
         ----------
The Reinsurer hereby agrees that in the event of the insolvency of the Ceder, this Reinsurance Agreement shall be so construed that the reinsurance shall be payable directly to the Ceder or to its liquidator, receiver or statutory successor by the Reinsurer, without diminution because of the insolvency of the Ceder and on the basis of the liability of the Ceder under the Policies. It is further agreed that the liquidator, the receiver, or the statutory successor of the Ceder shall give written notice to the Reinsurer of the pendency of claims. The Reinsurer may investigate any such claim and interpose at its own expense in the proceedings where such claim is to be adjudicated any defenses which it may deem available to the Ceder, or its liquidator, receiver, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Ceder as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceder or to its liquidator, receiver, or statutory successor solely as a result of the defense undertaken by the Reinsurer.


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                                 ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF CEDER

Ceder hereby represents and warrants to Reinsurer that:

A.       Organization, Standing and Power
         --------------------------------
Ceder is a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas and is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its assets or properties or the conduct or nature of its business makes such licensing, qualification or admission necessary. Ceder has full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

B.       Authority
         ---------
The execution, delivery and compliance with the terms of this Agreement by Ceder and performance by Ceder of its obligations hereunder has been duly and validly authorized by all necessary corporate action on the part of Ceder; and this Agreement constitutes a valid and binding obligation of Ceder which is enforceable against Ceder in accordance with its terms.

C.       Effect of Agreement
         -------------------
The execution and delivery of this Agreement by Ceder does not and the performance by Ceder of its obligations under this Agreement will not:

         1. violate any existing term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to Ceder;

         2. conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or bylaws of Ceder;


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         3.       result in the creation or imposition of any lien, charge, or encumbrance upon Ceder or any of its assets or properties that individually or in the aggregate with any other liens, charges, or encumbrances has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of Ceder to perform its obligations under this Agreement; or

         4. conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any person or entity any right of termination, cancellation, acceleration, or modification in or with respect to, any contract or agreement to which Ceder is a party or by which its assets or properties may be bound, and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of Ceder to perform its obligations under this Agreement, except as to any rights preserved by federal or state laws to the policyowners of the Policies.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF REINSURER

Reinsurer hereby represents and warrants to Ceder that:

A.       Organization, Standing and Power
         --------------------------------
Reinsurer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Kansas and is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its assets or properties or the conduct or nature of its business makes such licensing, qualification or


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admission necessary. Reinsurer has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

B.       Authority
         ---------
The execution, delivery and compliance with the terms of this Agreement by Reinsurer and performance by Reinsurer of its obligations hereunder has been duly and validly authorized by all necessary corporate action on the part of Reinsurer; and this Agreement constitutes a valid and binding obligation of Reinsurer which is enforceable against Reinsurer in accordance with its terms.

C.       Effect of Agreement
         -------------------
The execution and delivery of this Agreement by Reinsurer do not, and the performance by Reinsurer of its obligations under this Agreement will not:

         1. violate any existing terms or provision of any law or any writ, judgment, decree, injunction or similar order applicable to Reinsurer;

         2. conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or bylaws of Reinsurer;

         3. result in the creation or imposition of any lien, charge, or encumbrance upon Reinsurer or any of its assets or properties that individually or in the aggregate with any other liens, charges, or encumbrances has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of Reinsurer to perform its obligations under this Agreement; or

         4. conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any person or entity any right of termination, cancellation, acceleration, or modification in or with


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         respect to, any contract or agreement to which Reinsurer is a party or by which its assets or properties may be bound, and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of Reinsurer to perform its obligations under this Agreement.

                                  ARTICLE V

                                 ARBITRATION

Any unresolved dispute which may arise under this Agreement between Ceder and Reinsurer shall be settled by an equitable rather than a strictly legal interpretation pursuant to arbitration conducted in accordance with the commercial Rules of the American Arbitration Association. In such cases, the parties will submit their differences to three arbiters, who shall not affiliated with the parties or their affiliates, or subsidiaries: one to be selected by Ceder, one to be selected by Reinsurer, and the third to be selected by the arbiters named by the parties herein. In the event of disagreement between the arbiters, the decisions will rest with the majority. The decision of the majority of the arbiters shall be binding upon the parties herein without appeal. The arbiters will be relieved of all judicial formality and may abstain from the strict rules of law. All arbiters must either be actuaries experienced in life insurance, lawyers whose primary practice includes insurance regulatory law or current or former life insurance company executive officers.

Arbitration may be initiated by either Ceder or Reinsurer (the petitioner) by written notice to the other party identifying the nature of the dispute, demanding arbitration and naming its arbiter. The other party (the respondent) shall have 10 days after receipt of said notice within


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which to designate its arbiter. The third arbiter shall be chosen by the two arbiters named by the parties within 10 days thereafter and the arbitration shall be held at the place hereinafter set forth 10 days after the appointment of the third arbiter. Should the two arbiters not be able to agree on the choice of the third, then the appointment shall be as follows:
Each party will chose three arbiters, two of which shall be refused by the opposing party. The third arbiter shall then be selected by lot from the remaining two. If the respondent does not name its arbiter within 10 days, the petitioner may designate the second arbiter and the respondent will not be aggrieved thereby.

Arbitration shall take place at a site agreed upon by the arbiters. The expense of the arbitration proceeding shall be borne by the losing party; provided that each party shall be responsible for expenses it incurs with respect to preparation for and presentation of evidence and witnesses at the proceeding, including the expense of the arbiter it selects. The decision of the arbiters may be entered as a final judgment in any court of competent jurisdiction.


                                  ARTICLE VI

                                    NOTICE

Any notice allowed or required by the provisions of this Agreement shall be sent by certified mail, postage pre-paid, return receipt requested, to each party addressed as follows or to such other address as may be requested by such party by giving notice pursuant to this provision:


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Ceder             LINCOLN MEMORIAL LIFE INSURANCE COMPANY
                  1250 Capital of Texas Hwy. S., Bld. 3, Suite 100 Austin, Texas 78746

Reinsurer         EMPLOYERS REASSURANCE CORPORATION
                  5200 Metcalf
                  Overland Park, Kansas 66201


                                 ARTICLE VII

                          TERMINATION AND RECAPTURE

This Agreement may not be terminated. Neither party may unilaterally cancel this Agreement. The business reinsured under this Agreement may not be recaptured.


                                 ARTICLE VIII

                                   DAC TAX

The parties to this Agreement need not make the joint election under paragraph (g)(8) of section 1.848-2 of the U.S. Treasury Regulations because the Reinsurer has not previously had, does not have during the year in which the effective date of this Agreement occurs, and does not expect to have in the future a capitalization shortfall, as defined in paragraph (g)(4) of this section. In the event that the Reinsurer does have a capitalization shortfall during any year while it has liability under this Agreement to the Ceder, the Reinsurer will notify the Ceder and will also make the joint election with the Ceder under paragraph (g)(8) of this section.


                                  ARTICLE IX

                              GENERAL PROVISIONS

A.       Entire Agreement
         ----------------

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This Agreement, including the exhibits attached hereto, constitutes the entire understanding between Ceder and Reinsurer.

B.       Amendment
         ---------
This Agreement cannot be changed, modified or varied except in writing signed by duly authorized representatives of both Ceder and Reinsurer.

C.       Costs and Expenses
         ------------------
Whether or not the transaction contemplated hereby is consummated, all costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such costs and expenses unless otherwise expressly provided for herein.

D.       Offset
         ------
Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either Ceder or Reinsurer with respect to this Agreement or any other reinsurance Agreements between Ceder and Reinsurer (regardless of whether acting as ceding company or assuming reinsurer) are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

E.       Further Assurances
         ------------------
Ceder and Reinsurer agree to perform such additional acts and execute such additional documents and agreements as may be necessary or desirable to carry out the purpose and objectives of this Agreement.

F.       Counterparts
         ------------
This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


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G.       Binding Effect
         --------------
This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and approved assigns.

H.       Errors or Omissions
         -------------------
Inadvertent errors or omissions made by the Ceder in reporting to the Reinsurer with respect to the Policies shall not prejudice the reinsurance afforded by this agreement if the Ceder reports the error or omission to the Reinsurer immediately after the Ceder's discovery thereof.

I.       Captions
         --------
The Article captions in this Agreement are for reference only and are not part of this Agreement. As such, they are not to be used in the interpretation or construction of this Agreement.

J.       Exhibits
         --------
All exhibits in this Agreement are attached hereto and incorporated into this Agreement by reference.

K.       Governing Law
         -------------
This Agreement shall be governed by and construed in accordance with the laws of the state of Texas.

L.       Assignment
         ----------
Neither the Ceder nor the Reinsurer will assign this Agreement without the prior written consent of the other.


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IN WITNESS WHEREOF, Ceder and Reinsurer have caused this Agreement to be executed by their respective officers duly authorized to do so, on this 1st day of December.



LINCOLN MEMORIAL LIFE INSURANCE COMPANY

By: /s/ Tony B. Lumpkin
   ------------------------------------------

Title: Chief Operations Officer
      ---------------------------------------

By: /s/ Randall K. Sutton
   ------------------------------------------

Title: President
      ---------------------------------------



EMPLOYERS REASSSURANCE CORPORATION

By: /s/ Dale Filsinger
   ------------------------------------------

Title: Vice President and Actuary
      ---------------------------------------

By: /s/ Robert D. Parmly
   ------------------------------------------

Title: Second Vice President
      ---------------------------------------